UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2023

THE GREENROSE HOLDING COMPANY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-39217	84-2845696
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

111 Broadway
Amityville, NY	11701
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 346-5270

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which Registered
Units, each consisting of one share of common stock and one Pink redeemable warrant	OTC
Common stock, par value $0.0001 per share	OTCQX
Redeemable warrants, exercisable for shares of common stock at an exercise price of $11.50 per share	OTCQB

Item 2.01 Completion of Acquisition or Disposition of Assets

As previously disclosed in The Greenrose Holding Company Inc. (“Holdings”) Form 8-K filed with the Securities and Exchange Commission (“SEC”) on March 27, 2023, Theraplant, LLC (“Theraplant”), True Harvest Holdings, Inc. (“TH”), DXR Finance, LLC (the “Agent”), DXR-GL Holdings I, LLC (“DXR-I”), DXR-GL Holdings II, LLC (“DXR-II”), and DXR-GL Holdings III, LLC (“DXR-III”) (DXR-III, together with DXR-I and DXR-II, the “Consenting Lenders”), DXR Finance Parent, LLC, a Delaware limited liability company (“DXR Parent”) and DXR Finance HoldCo, LLC, a Delaware limited liability company (“DXR Holdco”), entered into that certain Strict Foreclosure Agreement (the “Foreclosure Agreement”). Capitalized terms used in this report but not otherwise defined have the meaning set forth in the Foreclosure Agreement. “NewCo” for purposes of the Foreclosure Agreement, and as used in this Current Report, means DXR Parent; provided that from and after the time that the Transferred Collateral is transferred to DXR Holdco or a subsidiary of DXR Holdco, “NewCo” will mean DXR Holdco and will no longer mean DXR Parent.

On July 21, 2023, the parties completed the disposition of assets and closed the foreclosure transaction as to Theraplant and TH concurrently following satisfaction or waiver of the applicable closing conditions for each applicable closing, including receipt of the requisite regulatory approvals. At the applicable closing, each of Theraplant and TH assigned, transferred and conveyed its respective Transferred Collateral to NewCo in exchange for satisfaction in full and discharge of the applicable obligations and assumption by NewCo of certain liabilities. Additionally upon completion of a judicial foreclosure of certain real property, $4,107,400 of the obligations will be satisfied in full, $5,000,000 of the obligations remain outstanding and allocated to Holdings, which will be satisfied in full if Holdings becomes a party to the Foreclosure Agreement, and the liens securing such obligations will be fully released and extinguished at the closing of the Holdings foreclosure.

At each applicable closing, NewCo (i) assumed certain liabilities of Theraplant and TH, including accounts payable, liabilities under assumed contracts, and liabilities arising under certain guarantees, (ii) assumed certain employee liabilities of employees and independent contractors of Holdings and all employee liabilities of Theraplant and TH, except for certain specified severance obligations, (iii) in addition to its obligation to offer employment to all employees of TH and Theraplant on terms substantially similar, and substantially comparable benefits, as such employees’ existing employment agreements, will maintain such terms and benefits for a period of six (6) months following the consummation of each applicable closing (to the extent such employee remains an employee of NewCo), and (iv) agreed to fund certain anticipated tax liabilities.

As previously disclosed, while Holdings is not a party to the Foreclosure Agreement, the Foreclosure Agreement provides that Holdings may become a party to the Foreclosure Agreement by executing a joinder at any time prior to the earlier of: (i) sixty (60) days after a court of competent jurisdiction has determined no Holdings Board Change (as defined in the Holdings Joinder previously filed as Exhibit A of the Foreclosure Agreement filed with the SEC on March 27, 2023) has occurred (the “Holdings Outside Date”) or (ii) the occurrence of a Holdings Board Change. If Holdings joins the Foreclosure Agreement, the remaining assets of Holdings would be foreclosed upon as set forth above, and Holdings would obtain the benefits of the Foreclosure Agreement (including the assumption of certain of its liabilities) on substantially the same terms as Theraplant and TH. The fact that the closings have occurred with respect to its subsidiaries, Theraplant and TH, does not prevent Holdings from joining the Foreclosure Agreement prior to the time set forth above. Holdings similarly has the opportunity to subsequently join the other closing deliverable agreements in the event it joins the Foreclosure Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Foreclosure Agreement, on July 21, 2022, Mr. Wang was terminated as the Company's Chief Financial Officer, effective immediately, without cause.

Item 8.01 Other Events.

Given the benefits of Holdings joining the Foreclosure Agreement, following the closings of the Foreclosure Agreement in connection with TH and Theraplant, Holdings provided notice pursuant to the Status Quo Order issued by the Delaware Court of Chancery on February 9, 2023, of its intent to join and become a party to the Foreclosure Agreement.

Mutual Release Agreement

In connection with the closings, on July 21, 2023, Theraplant, TH, Agent, the Consenting Lenders, DXR Parent, DXR HoldCo, DXR Finance 2, LLC (“DXR Finance 2”), DXR Finance 3, LLC (“DXR Finance 3”), and DXR Finance 4, LLC (“DXR Finance 4”) entered into the Mutual Release Agreement (the “Mutual Release Agreement”).

At the closings, the Agent, Consenting Lenders, NewCo, TH, Theraplant, their respective related parties, and Holdings’ related parties (with respect to all related parties, excluding the other Obligors under the Credit Agreement and the Note solely with respect to any remaining obligations under the Credit Agreement, the Note and any other Loan Document), granted and received certain releases, subject to certain exceptions and exclusions, as it relates to all claims, obligations, suits, judgments, charges, actions, proceedings, damages, demands, debts, rights, remedies, causes of action, liabilities, matters, liens, mortgages, security interests, pledges, encumbrances, privileges, priorities or issues, whether liquidated or unliquidated, fixed or contingent, known or unknown, foreseen or unforeseen, foreseeable or unforeseeable, matured or unmatured, or in law, equity or otherwise (collectively, “Claims”), which such Greenrose Releasor or Lender/NewCo Releasor (both, as defined in the Mutual Release Agreement), respectively, has, had, or may hereafter have, on any ground whatsoever, at law, in equity, or under any contract, agreement, statute, rule, regulation, or order or otherwise, existing or hereinafter arising, against any of the Lender/NewCo Releasees or Greenrose Releasees (both, as defined in the Mutual Release Agreement), respectively, with respect to any event, matter, Claim, occurrence, damage, liability, obligation, act, omission, or injury, directly or indirectly arising out of, related to, or associated with, in any manner, in whole or in part, in respect of or relating to the relationship between the Greenrose Releasors and the Lender/NewCo Releasees on or prior to the date of the closings, subject to certain exceptions. The Greenrose Releasors additionally granted releases to various Greenrose Company Releasees (as defined in the Mutual Release Agreement), including various advisors, officers and employees, from and, subject to certain exceptions against any and all Claims held by the Greenrose Releasors against such Greenrose Company Releasees.

While Holdings is not a party to the Mutual Release Agreement, the Mutual Release Agreement provides that Holdings may elect to become a party prior to the earlier of (i) the termination of the Foreclosure Agreement or (ii) a Holdings Board Change, through execution of a joinder. Furthermore, certain shareholders of Holdings have the opportunity to provide releases to the Greenrose Releasees and Lender/NewCo Releasees and receive releases from the Greenrose Releasors and Lender/Newco Releasors from and against any and all Claims which such Holdings shareholder, Greenrose Releasor or Newco Releasor has, had, or may hereafter have, on any ground whatsoever, at law, in equity, or under any contract, agreement, statute, rule, regulation, or order or otherwise, existing or hereinafter arising, against the Greenrose Releasees and Lender/NewCo Releasees or Holdings shareholder with respect to any released Claim if the shareholders sign the joinder to the Mutual Release Agreement.

The Mutual Release Agreement did not release any CT Real Property Obligations (as defined in the Foreclosure Agreement) or the real property mortgage securing such CT Real Property Obligations.

Tax Funding Agreement

In connection with the Closings, on July 21, 2023, Theraplant, TH, Agent, DXR Parent, and DXR HoldCo entered into the Tax Funding Agreement. Under the Tax Funding Agreement, NewCo shall fund certain specified 2022 and 2023 tax liabilities of the Greenrose Entities.

While Holdings is not a party to the Tax Funding Agreement, the Tax Funding Agreement provides that Holdings may elect to become a party prior to the earlier of the termination of the Strict Foreclosure Agreement or a Holdings Board Change, through execution of a joinder.

Transition Services Agreement

In connection with the Closings, on July 21, 2023, Theraplant, TH, DXR Parent, and DXR HoldCo entered into the Transition Services Agreement. The services under the Transition Services Agreement are to be provided by DXR Parent and DXR Holdco in connection with the wind-down and dissolution of Theraplant and TH. The Agreement also provides for certain employees not transferring to NewCo to provide certain services to NewCo on a transitional basis.

While Holdings is not a party to the Transition Services Agreement, the Transition Services Agreement provides that Holdings may elect to become a party should it join the Strict Foreclosure Agreement through the Holdings Joinder.

Forward-Looking Statements.

Statements made in this Current Report on Form 8-K that are not historical facts are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to the Foreclosure Agreement and any other statements relating to future results, strategy and plans of Holdings (including certain projections and business trends, and statements which may be identified by the use of the words “plans”, “expects” or “does not expect”, “estimated”, “is expected”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates” or “does not anticipate”, or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “projects”, “will” or “will be taken”, “occur” or “be achieved”). Such statements are provided for illustrative purposes only and are not to be relied upon as predictions or any assurance or guarantee by any party of actual performance of Holdings. Forward-looking statements are based on the opinions and estimates of management of Holdings and/or the estimates of management of the companies Holdings recently acquired, as the case may be, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to the Holdings’ ability to complete the transactions contemplated by the Foreclosure Agreement, including the receipt of any requisite regulatory approval and the satisfaction of the conditions to closing.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Exhibit Description
104	Cover Page Interactive Data File (formatted in Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GREENROSE HOLDING COMPANY INC.

Date: July 21, 2023	By:	/s/ Timothy Bossidy
	Name:	Timothy Bossidy
	Title:	Interim Chief Executive Officer

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